UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2016

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 15, 2016, Open Text Corporation (“OpenText” or the “Company”) issued a press release announcing that the Company has priced its offering of an additional U.S. $250 million aggregate principal amount of its 5.875% senior unsecured notes due 2026 (the “reopened notes”), guaranteed on a senior unsecured basis by OpenText’s existing and future wholly-owned subsidiaries that borrow or guarantee OpenText’s obligations under its existing senior credit facilities. The reopened notes will have identical terms, be fungible with and be a part of a single series with the U.S. $600 million aggregate principal amount of OpenText’s 5.875% senior unsecured notes due 2026 issued on May 31, 2016. The press release announcing the pricing of the offering is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 8.01.

The reopened notes and related guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The reopened notes and related guarantees may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. The reopened notes and the related guarantees will be offered in Canada under available prospectus exemptions.

OpenText intends to use the net proceeds from the offering to finance a portion of the purchase price for its previously announced acquisition of Dell EMC’s Enterprise Content Division (the “Acquisition”). The proposed offering is not contingent on the closing of the Acquisition or the closing of our recently announced offering of 9,250,000 common shares (or 10,637,500 common shares if the underwriters exercise their over-allotment option to purchase additional common shares in full) (the “Equity Financing”). We currently expect the Equity Financing will close on December 19, 2016. This Current Report on Form 8-K is not an offer to sell any such common shares; any offer or sale of such common shares is being made only by means of the separate prospectus supplement and accompanying prospectus. If for any reason the Acquisition does not close, OpenText intends to use the net proceeds from the proposed offering for general corporate purposes, which may include the financing of future acquisitions and the repayment of existing indebtedness.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

December 15, 2016	By:	/s/ John M. Doolittle
John M. Doolittle
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 15, 2016